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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and in the Form S-3 Prospectus contained therein (No. 33-46343), in the Registration Statement on Form S-3 (No. 333-26069) and in the Registration Statements on Form S-8 (No. 33-45083, No. 33-78158, No. 33-78150, No. 33-32013 and No. 333-69457) of QUALCOMM Incorporated of our report dated November 10, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 17, 1999